UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2018 (December 21, 2018)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission F ile Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36 th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 26, 2018, CĪON Investment Corporation (“CIC”) entered into an amended and restated expense support and conditional reimbursement agreement (the “Amended Expense Support Agreement”) with CION Investment Management, LLC (“CIM”) for purposes of extending the termination date from December 31, 2018 to December 31, 2019.  No other material terms have been amended in connection with the Amended Expense Support Agreement.

The foregoing description of the Amended Expense Support Agreement is a summary only and is qualified in all respects by the provisions of the Amended Expense Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On December 21, 2018, CIC decreased its public offering price from $9.55 per share to $9.50 per share, based on a net offering price of $9.03 per share (net of selling commissions and dealer manager fees), which closely approximates an estimated net asset value per share of $8.81. This decrease in the public offering price will become effective on CIC’s December 26, 2018 weekly closing and will be first applied to subscriptions received from December 19, 2018 through December 25, 2018. In accordance with CIC’s previously disclosed share pricing policy, certain of CIC’s directors determined that a reduction in the public offering price per share was warranted following a decline in CIC’s net asset value per share to an amount more than 2.5% below CIC’s then-current net offering price.

Although CIC decreased its public offering price on December 21, 2018 from $9.55 per share to $9.50 per share, CIC will maintain the amount of weekly cash distributions payable to shareholders of $0.014067 per share resulting in an annual distribution rate of 7.70% (based on the $9.50 per share public offering price).

CIC’s board of directors (the “Board”) has delegated to CIC’s executive officers the authority to determine the amount, record dates, payment dates and other terms of distributions to shareholders, which will be ratified by the Board on a quarterly basis.

On December 24, 2018, CIC’s co-chief executive officers declared regular weekly cash distributions of $0.014067 per share for January 2019 through March 2019. Each distribution will be paid monthly to shareholders of record as of the weekly record dates set forth below.

Record Date	Payment Date	Distribution Amount Per Share
January 1, 2019	January 30, 2019	$0.014067
January 8, 2019	January 30, 2019	$0.014067
January 15, 2019	January 30, 2019	$0.014067
January 22, 2019	January 30, 2019	$0.014067
January 29, 2019	January 30, 2019	$0.014067
February 5, 2019	February 27, 2019	$0.014067
February 12, 2019	February 27, 2019	$0.014067
February 19, 2019	February 27, 2019	$0.014067
February 26, 2019	February 27, 2019	$0.014067
March 5, 2019	March 27, 2019	$0.014067
March 12, 2019	March 27, 2019	$0.014067
March 19, 2019	March 27, 2019	$0.014067
March 26, 2019	March 27, 2019	$0.014067

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01. Other Events.

On December 26, 2018, CIC determined that the estimated net asset value of CIC's common stock as of December 26, 2018 was $8.81 per share.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Expense Support and Conditional Reimbursement Agreement dated December 26, 2018 by and between CION Investment Corporation and CION Investment Management, LLC.
99.1	Press Release dated December 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	December 26, 2018	By: /s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Expense Support and Conditional Reimbursement Agreement dated December 26, 2018 by and between CION Investment Corporation and CION Investment Management, LLC.
99.1	Press Release dated December 26, 2018.